UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 1, 2016

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2016, Francis J. Shammo, Verizon’s Executive Vice President and Chief Financial Officer, announced his plans to step down as Verizon’s Chief Financial Officer, effective November 1, 2016 and to retire from the company at the end of 2016.

On September 1, 2016, the Verizon Board of Directors appointed Matthew D. Ellis to succeed Mr. Shammo as Verizon’s Executive Vice President and Chief Financial Officer effective November 1, 2016. On the same day, the Human Resources Committee of the Board of Directors approved a compensation increase for Mr. Ellis in connection with his appointment which will be effective as of November 1, 2016. Mr. Ellis’ base salary will increase to $700,000, his target short-term incentive opportunity will increase from 90% to 150% of base salary, and his target long-term incentive opportunity will increase from 300% to 500% of base salary.

A press release issued by Verizon Communications Inc. dated September 1, 2016 is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Document
99	Press Release, dated September 1, 2016, issued by Verizon Communications Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: September 1, 2016	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary